UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 16, 2003

ELECTRONICS FOR IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18805 (Commission File Number)	94-3086355 (IRS Employer Identification No.)

303 Velocity Way, Foster City, CA 94404
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code:(650) 357 – 3500

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 9. Regulation FD Disclosure

On April 16, 2003, Electronics for Imaging, Inc. issued a press release regarding its financial results for its first quarter of fiscal year 2003 ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this report.

This report is identical to an 8-K Current Report filed on April 16, 2003, under Item 5, corrected to be furnished under Item 12 Results of Operations and Financial Condition and Item 9 in accordance with SEC Release Nos. 33-8216.

The information contained in this report, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

Date: May 5, 2003	By:	/s/ Joseph Cutts Joseph Cutts Chief Financial Officer

EXHIBIT INDEX

99.1 Text of Press Release, dated April 16, 2003, titled “Electronic for Imaging Exceeds Earnings Estimates”